CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 12 to the registration statement, on Form S-2 filed on Form S-1 (No. 333-43805) (the "Registration Statement") of our report dated March 1, 2007, relating to the consolidated financial statements of Union Security Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 6, 2007